UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2018

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer; Resignation of Chief Financial Officer

On June 13, 2018, the Board of Directors (“Board”) of Avinger, Inc. (the “Company”) appointed Mark Weinswig to serve as Chief Financial Officer of the Company, effective June 25, 2018. Mr. Weinswig, 45, will succeed Matt Ferguson, who will be leaving the Company December 31, 2018 to pursue other opportunities.  Mr. Ferguson will remain Chief Financial Officer until Mr. Weinswig’s appointment becomes effective, after which Mr. Ferguson is expected to serve as a full-time employee of the Company until August 1, 2018, and thereafter as a consultant to the Company through December 31, 2018, to facilitate the transition. Mr. Weinswig’s appointment and Mr. Ferguson’s departure are further described in the press release furnished as Exhibit 99.1.

In connection with Mr. Ferguson’s departure, the Company and Mr. Ferguson have entered into a Separation Agreement and Release (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Ferguson will release all claims he may have against the Company and affirm his obligations regarding Company confidential information. As consideration for the release of claims, Mr. Ferguson’s employment status at the time the Company pays bonuses for the first half of 2018 will not be considered with respect to his eligibility to receive such bonus payments. Pursuant to the Consulting Agreement, Mr. Ferguson will provide up to twenty hours per week of service to the Company during the period from August 1, 2018 to December 31, 2018, for which he will be entitled to receive total payments of $62,500.

The foregoing descriptions of the Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and Consulting Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Mr. Weinswig joins the Company most recently from Aqua Metals, Inc., a heavy metal recycling company, where he served as Chief Financial Officer from August 2017 to March 2018. Mr. Weinswig has previously served as Chief Financial Officer of One Workplace, a designer and manufacturer of customized workspaces, from July 2016 to July 2017. From October 2010 to June 2016, Mr. Weinswig served as Chief Financial Officer of Emcore Corporation, a Nasdaq-listed designer and manufacturer of indium phosphide optical chips, components, subsystems and systems for the broadband and specialty fiber optics market. From September 2009 to October 2010, Mr. Weinswig served as International Finance Director at Coherent, Inc., a Nasdaq-listed designer and manufacturer of photonics solutions. Earlier in his career Mr. Weinswig worked at Morgan Stanley and PricewaterhouseCoopers. He received an M.B.A. from the University of Santa Clara and a B.S. in business administration with an accounting major from Indiana University. He has earned the CFA and CPA designations.

There is no arrangement or understanding between Mr. Weinswig and any other persons pursuant to which Mr. Weinswig was appointed as Chief Financial Officer. There are no family relationships between Mr. Weinswig and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

Mr. Weinswig’s Compensation Arrangements

Pursuant to an Employment Offer Letter between the Company and Mr. Weinswig, dated as of June 11, 2018 (the “Offer Letter”), Mr. Weinswig will be entitled to receive as compensation (i) a base salary of $300,000; (ii) a discretionary bonus targeted at 40% of his base salary, subject to achievement of mutually agreed performance goals and payable semi-annually; and (iii) other standard benefits provided to each of the Company’s executive officers.

The Company and Mr. Weinswig also entered into a Change of Control and Severance Agreement, effective as of June 25, 2018 (the “Severance Agreement”). The Severance Agreement provides for the payment of benefits to Mr. Weinswig in the event that upon or within 18 months following a “Change of Control,” he resigns for “Good Reason” or is terminated, provided that his termination is other than for “Cause” (as such terms are defined in the Severance Agreement), death or disability. The benefits payable upon a qualifying termination are (i) continued payment of base salary and target bonus for twelve months, (ii) paid COBRA benefits for twelve months, (iii) accelerated vesting as to 100% of unvested stock options and/or restricted stock and (iv) the extension of the post-termination exercise period for any stock options by one year. Additionally, upon a Change of Control, one half of Mr. Weinswig’s unvested stock options and/or restricted stock shall automatically vest (regardless of his employment status), with the remainder continuing to vest in accordance with the applicable equity award’s terms.

In order to receive the severance benefits under the Severance Agreement described above, Mr. Weinswig is obligated to execute a release of claims against us and to continue to comply with the terms of applicable proprietary agreements and other post-employment restrictive covenants.

The summaries of the Offer Letter and Severance Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents. The Company will file the Offer Letter and the Severance Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Avinger, Inc. issued on June 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer

Date:  June 13, 2018